UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2023

Ultra Clean Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50646	61-1430858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26462 Corporate Avenue
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 576-4400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	UCTT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On October 25, 2023, Ultra Clean Holdings, Inc. (“UCT”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) by and among UCT, Hoffman Instrumentation Supply, Inc. d/b/a HIS Innovations Group, an Oregon corporation (“HIS”), the stockholders of HIS and LVL3 Instrumentation LLC, an Oregon limited liability company, solely in its capacity as representative of the equity holders of HIS. On October 25, 2023, UCT announced that it closed the acquisition of HIS.

Under the terms of the Stock Purchase Agreement, UCT paid $50.0 million in upfront cash consideration for HIS, subject to customary post-closing adjustments. UCT is required to pay up to an additional $50.0 million in cash earn-out consideration based on HIS’ achievement of adjusted EBITDA for the 2023 fiscal year (the “2023 Earn-out Consideration”). UCT may also be required to pay up to an amount equal to any unearned portion of the 2023 Earn-out Consideration plus an additional $20.0 million, based on HIS’ achievement of certain financial performance metrics in 2024 and 2025.

The Stock Purchase Agreement contains customary representations and warranties of UCT and HIS. The parties have agreed to indemnify each other for certain breaches of representations, warranties, covenants and other specified matters. UCT also obtained representation and warranty insurance with respect to losses that arise due to breaches by HIS or the selling stockholders of certain representations and warranties contained in the Stock Purchase Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward Looking Statements

This report includes forward-looking statements regarding the Stock Purchase Agreement and related transactions that are not historical or current facts and deal with potential future circumstances and developments, in particular statements regarding whether and when any of the contingent earn-out consideration provided for in the Stock Purchase Agreement will be earned or paid. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: (1) unexpected costs, charges or expenses resulting from the transaction; (2) UCT’s ability to successfully grow its or HIS’ business; (3) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (4) the retention of key employees, customers or suppliers; and (5) legislative, regulatory and economic developments, including changing business conditions in the semiconductor industry markets overall and the economy in general. These risks and other factors also include, among others, those identified in “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in UCT's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. Forward-looking statements are made and based on information available to UCT on the date of this report. UCT assumes no obligation to update the information in this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description

99.1	Press Release of Ultra Clean Holdings, Inc. dated October 25, 2023, announcing the Acquisition of HIS Innovations Group

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	October 31, 2023	By:	/s/ Paul Y. Cho
Name: Paul Y. Cho Title: General Counsel and Corporate Secretary